CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



            We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the Pennzoil Company 1997 Incentive Plan of our summary report dated February 13, 1997 included as Exhibit 99(a) to Pennzoil Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the data extracted from our report and the references to our firm appearing in "Item
1. Business and Item 2. Properties" under the captions "Oil and Gas Reserves" and in "Supplemental Financial and
Statistical Information - Unaudited - Oil and Gas Information" of such Annual Report on Form10-K.



                                   /s/RYDER SCOTT COMPANY
                                      PETROLEUM ENGINEERS
                                   ----------------------
                                      RYDER SCOTT COMPANY
Houston, Texas
April 28, 1997